                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant      [  ]

Check the appropriate box:

[   ] Preliminary Proxy Statement               [  ]  Confidential, For use
                                                      of the
                                                      Commission Only (as
                                                      permitted
                                                      by Rule 14a-6(e)(2)
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       CHROMAVISION MEDICAL SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ X ] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid

[   ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                                 [COMPANY LOGO]

                               33171 PASEO CERVEZA
                       SAN JUAN CAPISTRANO, CA 92675-4824

                            PHONE:     (949) 443-3355
                            TOLL-FREE: (888) 443-3310
                            FAX:       (949) 443-3366

                         INTERNET: WWW.CHROMAVISION.COM


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


Dear Stockholder:

You are invited to attend the ChromaVision Medical Systems, Inc. 2000 Annual Meeting of Stockholders.

DATE:             Wednesday, June 7, 2000

TIME:             8:30 a.m. Pacific time

PLACE:            Hyatt Regency, Irvine
                  17900 Jamboree Road
                  Irvine, CA  92614
                  (949) 975-1234

DIRECTIONS:       Included on the last page

No admission tickets are required. Only stockholders who owned stock at the close of business on April 20, 2000, can vote at this meeting or any adjournments that may take place.

At the meeting, we will

-     elect seven directors,

-     request approval of an amendment to the 1996 Equity Compensation Plan, and

-     attend to any other business properly presented at the meeting.

We also will report on our 1999 business results and other matters of interest to our stockholders. You will have an opportunity at the meeting to ask questions, make comments, and meet our management team.

OUR BOARD OF DIRECTORS IS A VITAL RESOURCE. WE CONSIDER YOUR VOTE IMPORTANT, NO MATTER HOW MANY SHARES YOU HOLD, AND WE ENCOURAGE YOU TO VOTE AS SOON AS POSSIBLE.

The proxy statement, accompanying proxy card, and 1999 annual report are being mailed to stockholders beginning approximately May 8, 2000, in connection with the solicitation of proxies by the board of directors.

Please contact Allison Wlodyka in Investor Relations at (888) 443-3310 with any questions or concerns.

Sincerely,


/s/ Douglas S. Harrington

Douglas S. Harrington, M.D.
Chief Executive Officer and President


April 28, 2000

-------------------------------------------------------------------------------
                              QUESTIONS AND ANSWERS
-------------------------------------------------------------------------------


Q:    WHO IS ENTITLED TO VOTE?

A: Stockholders of record as of the close of business on April 20, 2000 may vote at the annual meeting.

Q:    HOW MANY SHARES CAN VOTE?

A: On April 20, 2000, there were 19,503,948 shares issued and outstanding. Every stockholder may cast one vote for each share owned.

Q:    WHAT MAY I VOTE ON?

A:    You may vote on the following items:

      - the election of seven directors who have been nominated to serve on our board of directors,

      -     approval of the amendment to our 1996 Equity Compensation Plan, and

      -     any other business that is properly presented at the meeting.

Q:    HOW DOES THE BOARD RECOMMEND I VOTE ON EACH PROPOSAL?

A: The board recommends a vote FOR each board nominee and FOR the amendment to the 1996 Equity Compensation Plan.

Q:    HOW DO I VOTE?

A: Sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card in the prepaid envelope provided.

      If you sign your proxy card but do not mark any boxes showing how you wish to vote, Douglas Harrington and Kevin O'Boyle will vote your shares as recommended by the board of directors.

Q:    WHAT IF I HOLD MY CHROMAVISION SHARES IN A BROKERAGE ACCOUNT?

A: If you hold your ChromaVision shares through a broker, bank or other nominee, you will receive a voting instruction form directly from the nominee describing how to vote your shares. This form will, in most cases, offer you three ways to vote:

      1.    by telephone,

      2.    via the Internet, or

      3.    by returning the form to your broker.

      Your vote by telephone or Internet will help us save money. Remember, if you vote by telephone or Internet, do not return your voting instruction form.

Q:    WHAT IF I WANT TO CHANGE MY VOTE?

A: You may change your vote at any time before the meeting in any of the following three ways:

      1.    notify our corporate secretary, Kevin O'Boyle, in writing,

      2.    vote in person at the meeting, or

      3.    submit a proxy card with a later date.

      If you hold your shares through a broker, bank or other nominee and wish to vote at the meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the meeting. We will be unable to accept a vote from you at the meeting without that form. If you hold your shares directly and wish to vote at the meeting, no additional forms will be required.

Q:    HOW WILL DIRECTORS BE ELECTED?

A: The seven nominees who receive the highest number of affirmative votes at a meeting at which a quorum is present will be elected as directors.

                                                                               1
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-------------------------------------------------------------------------------
                              QUESTIONS AND ANSWERS
-------------------------------------------------------------------------------

Q: WHAT VOTE IS REQUIRED TO ADOPT THE AMENDMENT TO THE 1996 EQUITY COMPENSATION PLAN?

A: To approve the amendment to the plan, a quorum must be present and voting on the amendment, and a majority of the votes cast must be in favor of the amendment.

Q:    WHO WILL COUNT THE VOTES?

A: A representative of ChromaVision will count the votes and act as the inspector of election.

Q:    WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: Your shares may be registered differently or may be in more than one account. We encourage you to have all accounts registered in the exact same name and address (whenever possible). You may obtain information about how to do this by contacting our transfer agent:

      ChaseMellon Shareholder Services
      P.O. Box 3315
      S. Hackensack, NJ 07606-1915
      Toll-free telephone (800) 851-9677

      If you provide ChaseMellon with photocopies of the proxy cards that you receive or with the account numbers that appear on each proxy card, it will be easier to accomplish this.

      You also can find information on transferring shares and other useful stockholder information on their web site at www.chasemellon.com.

Q:    WHAT IS A QUORUM?

A: A quorum is a majority of the outstanding shares. The shares may be represented at the meeting either in person or by proxy. To hold the meeting, there must be a quorum present.

Q:    WHAT IS THE EFFECT IF I ABSTAIN OR FAIL TO GIVE INSTRUCTIONS TO MY BROKER?

A: If you submit a properly executed proxy, your shares will be counted as part of the quorum even if you abstain from voting or withhold your vote for a particular director.

      Broker non-votes also are counted as part of the quorum. A broker non-vote occurs when banks, brokers or other nominees holding shares on behalf of a stockholder do not receive voting instructions from the stockholder by a specified date before the meeting. In this event, banks, brokers and other nominees may vote those shares on matters deemed routine. The election of directors is considered a routine matter. The amendment to the 1996 Equity Compensation Plan is considered a non-routine matter. Therefore, brokers, banks or other nominees will not be able to vote on the amendment to the 1996 Equity Compensation Plan without instructions from the stockholder. This will result in a "broker non-vote" on that matter equal to the number of shares for which the brokers do not receive specific voting instructions.

      Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and have the effect of negative votes. A "withheld" vote is treated the same as an abstention. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Q:    WHO CAN ATTEND THE MEETING?

A: All stockholders are encouraged to attend the meeting. Admission tickets are not required.

Q:    ARE THERE ANY EXPENSES ASSOCIATED WITH COLLECTING THE STOCKHOLDER VOTES?

A: We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders.


                                                                               2
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-------------------------------------------------------------------------------
                              QUESTIONS AND ANSWERS
-------------------------------------------------------------------------------

      We do not anticipate hiring an agency to solicit votes at this time. Officers and other employees of ChromaVision may solicit proxies in person or by telephone but will receive no special compensation for doing so.

Q:    WHAT IS A STOCKHOLDER PROPOSAL?

A: A stockholder proposal is your recommendation or requirement that ChromaVision or our board of directors take action on a matter that you intend to present at a meeting of stockholders. However, under applicable rules we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.

Q:    CAN ANYONE SUBMIT A STOCKHOLDER PROPOSAL?

A: To be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1% of our common stock, for at least one year by the date you submit your proposal. You also must continue to hold those securities through the date of the meeting.

Q: IF I WISH TO SUBMIT A STOCKHOLDER PROPOSAL FOR THE ANNUAL MEETING IN 2001, WHAT ACTION MUST I TAKE?

A: If you wish us to consider including a stockholder proposal in the proxy statement for the annual meeting in 2001, you must submit the proposal, in writing, so that our corporate secretary receives it no later than December 29, 2000. The proposal must meet the requirements established by the SEC. Send your proposal to:

      Kevin C. O'Boyle
      Senior Vice President, Operations
      CFO and Secretary
      ChromaVision Medical Systems, Inc.
      33171 Paseo Cerveza
      San Juan Capistrano, CA 92675-4824

      If you wish to present a proposal at the annual meeting in 2001 that has not been included in the proxy statement, the management proxies will be allowed to use their discretionary voting authority unless notice of your proposal has been received by our corporate secretary at least 45 days before the date this year's proxy statement is mailed to stockholders. We expect to mail the proxy statement on May 8, which would mean that notice of your proposal would have to be received by March 24, 2001.

Q:    WHO ARE CHROMAVISION'S LARGEST STOCKHOLDERS?

A: Our largest stockholders and the percentage of shares held by each are as follows:

      Safeguard Scientifics, Inc.         29.0%
      XL Vision, Inc.                      7.3%
      Capital Guardian Trust Co.           5.4%

      Directors and executive officers beneficially own a total of approximately 9.1% of ChromaVision common stock.


                                                                               3
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
--------------------------------------------------------------------------------
                              ELECTION OF DIRECTORS
                              ITEM 1 ON PROXY CARD
--------------------------------------------------------------------------------

Directors are elected annually and serve a one-year term. There are seven nominees for election this year. Each nominee is currently serving as a director and has consented to serve until the next annual meeting if elected. You will find detailed information on each nominee below. If any director is unable to stand for re-election after distribution of this proxy statement, the board may reduce its size or designate a substitute. If the Board designates a substitute, proxies voting on the original director candidate will be cast for the substituted candidate.

THE BOARD RECOMMENDS A VOTE FOR EACH NOMINEE. THE SEVEN NOMINEES WHO RECEIVE THE HIGHEST NUMBER OF AFFIRMATIVE VOTES WILL BE ELECTED AS DIRECTORS.

================================================================================
JOHN S. SCOTT, PH.D.                                       Director since 1996
Age 49

Dr. Scott is chairman of the board and chief executive officer of XL Vision, Inc., a unique incubator whose business processes combine technology innovation and business incubation to create highly-differentiated companies with significant commercial value. Dr. Scott has been chairman of ChromaVision's board since March 1996. Prior to founding XL Vision, Inc., from 1991 until July 1993, Dr. Scott was president of Lenzar Electro-Optics, Inc., a manufacturer of imaging devices. Dr. Scott has a Ph.D. in both physics (turbulence and particle acceleration, associated space-borne instrumentation, plasma physics and electro-optical sensor system development) and astrophysics. He has designed and developed scanners for a wide range of media types including intelligence imagery, microfiche, microfilm, fingerprint cards, aerial photos, voter registration cards, and medical x-rays. Dr. Scott is a director of eMerge Interactive, Inc.

================================================================================
DOUGLAS S. HARRINGTON, M.D.                                Director since 1996
Age 47

Dr. Harrington has been ChromaVision's chief executive officer since December 1996 and president since December 1998. Prior to joining ChromaVision, Dr. Harrington served as chairman and president of Strategic Business Solutions, Inc., a privately held company specializing in the commercialization of biotechnology, and as a principal in Douglas S. Harrington and Associates, a strategic consulting firm. From 1992 to 1995, Dr. Harrington served as president of Nichols Institute, a publicly traded healthcare laboratory services provider, now part of Quest Diagnostics, Inc., a publicly traded laboratory services provider. Prior to 1992, Dr. Harrington held various management positions within Nichols Institute including vice president of operations and medical director. Dr. Harrington currently sits on the board of directors, advisory boards, or scientific advisory boards of several other related health care and medical device companies. Dr. Harrington also is associate professor of clinical and anatomic pathology at the University of Nebraska Medical Center and has authored over 80 peer-reviewed publications. He received his Bachelor of Arts degree with distinction and a medical degree from the University of Colorado. Professional affiliation memberships include the American Medical Association, the American Society of Clinical Pathology, the College of American Pathologists and the International Academy of Pathology. Dr. Harrington is a director of Merge Technologies, Inc.

================================================================================
RICHARD C. E. MORGAN                                       Director since 1996
Age 55


                                                                               4
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
Mr. Morgan is the chief executive officer of incuVest LLC, a newly formed company that creates, develops, and operates a global network of innovative technology companies. Mr. Morgan is also managing partner of Amphion Capital Management LLC, a private equity and venture capital firm and the successor to Wolfensohn Partners, L.P. Mr. Morgan served as managing general partner of Wolfensohn Partners, L.P. from 1986 to 1998. Mr. Morgan is also chairman of Axcess, Inc., a public company that manufactures and distributes RFID (radio frequency identification) security systems, and chairman of Quidel Corp., a manufacturer and distributor of rapid diagnostic tests. From 1990 to 1996, Mr. Morgan was the chairman of MediSense, Inc., a manufacturer and distributor of blood glucose biosensors. Mr. Morgan is also a director of Celgene Corp. and Indigo N.V.

================================================================================
MARY LAKE POLAN, M.D., PH.D.                               Director since 1998
Age 56

Dr. Polan is professor and chairman of the Gynecology and Obstetrics Department at Stanford University. From 1985 to 1990, she served as associate professor at Yale University School of Medicine. Dr. Polan also has held professorial positions at Hunan Medical College in the People's Republic of China and Pahlavi University in Shiraz, Iran. Dr. Polan has served on committees of the Institute of Medicine, the National Institutes of Health, and the United States Department of Health and Human Services. Dr. Polan is a director of American Home Products Corp. and Quidel Corp. and has held many board positions at numerous other medical corporations. Dr. Polan is currently chair of the Scientific Advisory Board on Women's Health and Hygiene at the Proctor & Gamble Company.

================================================================================
CHARLES A. ROOT                                            Director since 1996
Age 67

Mr. Root served as executive vice president of Safeguard Scientifics, Inc., a leading Internet company focused on the infrastructure market, from 1986 until his retirement in 1998. Mr. Root serves on the boards of three privately held companies and a charitable foundation.

================================================================================
THOMAS R. TESTMAN                                          Director since 1998
Age 63

Mr. Testman is a business consultant. Mr. Testman retired from his position as managing partner with Ernst & Young, an international auditing, accounting and consulting services firm in October 1992 after 30 years of continuous service. During his tenure, he held the position of national director of management consulting services, was western regional director of health care services, and engaged in management consulting during various periods. During 1998, Mr. Testman served as interim chief executive officer for Techniclone Corporation, a cancer drug developer, and in 1997 he served as interim chief executive officer for Covenant Care, Inc., a skilled nursing care company. He also formerly served as a director of Nichols Institute, a publicly held laboratory company that was sold to Corning, Inc. in 1994. Mr. Testman is a director of Minimed, Inc. and serves as a director of five privately held health care companies.


                                                                               5
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
================================================================================
JON R. WAMPLER                                             Director since 2000
Age 48

Mr. Wampler served as president and chief executive officer of PacifiCare of California and vice president, western region of PacifiCare Health Systems, Inc. from 1995 until his retirement in 1997. From 1990 to 1995 he was president and chief executive officer of PacifiCare of Texas and vice president, southwest region of PacifiCare Health Systems, Inc. PacifiCare Health Systems, Inc. is a publicly traded managed health care services company. Prior to joining PacifiCare, Mr. Wampler served as executive director of Humana HealthCare Plans of Colorado. Mr. Wampler obtained a Bachelor of Arts degree in History and Political Science at Indiana University. He is currently involved with a number of community service organizations and is very actively involved with the University of California, Irvine as Chairman of the College of Medicine Committee Health Science Partners and School of Humanities Dean's Council. He has been a guest lecturer at the University of the Pacific, University of Southern California and the University of California, Irvine. Mr. Wampler has also spoken at numerous state and national forums on healthcare as an expert in managed care.


                                                                               6
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--------------------------------------------------------------------------------
                  BOARD OF DIRECTORS -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------


BOARD MEETINGS: The board of directors held eight meetings in 1999. Each director attended at least 75% of the total number of meetings of the board and committees of which he or she was a member, with the exception of Mr. Morgan who attended 73% and Mr. Root who attended 63% of the meetings.

BOARD COMPENSATION: Directors employed by ChromaVision or a wholly owned subsidiary receive no additional compensation, other than their normal salary, for serving on the board or its committees. Non-employee directors receive reimbursement of out-of-pocket expenses incurred in connection with attendance at meetings or other company business. Each non-employee director is eligible to receive stock option grants at the discretion of the compensation committee.

Directors' options generally have a ten-year term and are 20% vested on the grant date, with the remaining 80% vesting in 12 equal increments on the same day of each third month thereafter. The exercise price is equal to the fair market value of a share of ChromaVision common stock on the grant date. No grants were made to directors during 1999.


--------------------------------------------------------------------------------
                        BOARD COMMITTEE MEMBERSHIP ROSTER
--------------------------------------------------------------------------------

                                  ------------------------------------------------
                                         AUDIT                     COMPENSATION
----------------------------------------------------------------------------------
MEETINGS HELD IN 1999                      3                            2
----------------------------------------------------------------------------------
Richard C.E. Morgan                   [Check Mark]*                [Check Mark]
----------------------------------------------------------------------------------
Mary Lake Polan, M.D., Ph.D.                                       [Check Mark]
----------------------------------------------------------------------------------
Thomas R. Testman                     [Check Mark]                 [Check Mark]*
----------------------------------------------------------------------------------

* CHAIRMAN


AUDIT COMMITTEE

- recommends the hiring and retention of our independent certified public accountants

- discusses the scope and results of our audit with the independent certified public accountants

- reviews with management and the independent certified public accountants the interim and year-end operating results

- considers the adequacy of our internal accounting controls and audit procedures

- reviews the non-audit services to be performed by the independent certified public accountants

COMPENSATION COMMITTEE

- determines compensation levels for our officers, including salaries, bonuses and other incentive compensation

-     administers our equity compensation plan


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--------------------------------------------------------------------------------
                            ADOPTION OF AMENDMENT TO
                        THE 1996 EQUITY COMPENSATION PLAN
                              ITEM 2 ON PROXY CARD
--------------------------------------------------------------------------------


BACKGROUND

Our 1996 Equity Compensation Plan was initially adopted in 1996. Since less than 81,000 shares remained available for issuance under that plan, in February 2000, our board adopted, subject to stockholder approval, an amendment to the plan (i) authorizing the issuance of an additional 700,000 shares under the plan and (ii) increasing the maximum number of shares that may be subject to grants made to any individual under the plan during any calendar year to 500,000. Prior to adopting this amendment, no more than 875,000 shares could be issued during the term of the plan to any individual.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1996 PLAN. Approval of this amendment requires a majority of the votes cast at a meeting at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy, and voting on the amendment. If the stockholders do not approve the amendment, then the number of shares that may be issued under the 1996 Plan will not exceed 2,500,000 shares and the maximum number of shares that may be subject to grants made to any individual under the plan will not exceed 875,000.

PURPOSE OF THE 1996 PLAN

The 1996 Plan provides participants with an opportunity to receive grants of stock options, stock appreciation rights, and restricted stock. We have historically granted incentive stock options and non-qualified stock options with an exercise price that generally has been equal to the fair market value on the grant date. We most likely will continue to do so in the future. However, to remain competitive and to be able to continue attracting and retaining outstanding employees, directors and advisors, our 1996 Plan provides the flexibility for other types of grants.

We believe the 1996 Plan will encourage the participants to contribute to our growth, thus benefiting our stockholders, and will align the economic interests of the participants with those of our stockholders. The 1996 Plan is not qualified under section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act.

SHARES SUBJECT TO THE 1996 PLAN

The 1996 Plan, as amended, authorizes the issuance of up to 3,200,000 shares of common stock, subject to adjustment in certain circumstances as discussed below. The maximum number of shares that may be subject to grants made to any individual under the plan during any calendar year is 500,000. If options or stock appreciation rights granted under the plan terminate, expire or are canceled, forfeited, exchanged or surrendered without being exercised, or if a restricted stock award is forfeited, the shares subject to the grant will again be available for purposes of the 1996 Plan.

There are no current plans to authorize any specific grants under the 1996 Plan from the additional 700,000 shares that were authorized. After giving effect to the increase in the number of authorized shares in the plan, at April 20, 2000, of the 3,200,000 shares authorized for issuance, 173,006 shares have been issued upon exercise of options, 2,298,381 shares are subject to options outstanding under the plan, and 728,613 shares remain available for future issuance. The closing price of a share of ChromaVision common stock on April 20, 2000, was $11.375 per share.

ADMINISTRATION OF THE 1996 PLAN


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
The 1996 Plan is administered by the compensation committee, which is currently composed of Messrs. Testman and Morgan and Dr. Polan.

The committee has the authority to administer and interpret the 1996 Plan. Specifically, the committee is authorized to

-     determine the individuals to whom grants will be made,

-     determine the type, size and terms of the grants,

- determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability,

- amend the terms of any outstanding awards, including accelerating vesting, waiving forfeiture provisions, or extending a participant's right with respect to grants as a result of termination of employment or service or otherwise,

- establish from time to time any policy or program to encourage or require participants to achieve or maintain equity ownership,

- make factual determinations and adopt or amend appropriate rules, regulations, agreements and instruments for implementing the 1996 Plan, and

-     deal with any other matters arising under the plan.

ELIGIBILITY FOR PARTICIPATION AND GRANTS

Those eligible to receive grants are employees (including officers and members of the board), non-employee directors, advisory board members, and certain advisors of ChromaVision or any subsidiary. There are approximately 75 employees, 6 non-employee directors, 10 advisory board members, and 10 advisors currently eligible to receive grants.

Grants may consist of incentive stock options, non-qualified stock options, restricted stock awards, or stock appreciation rights. All grants are subject to the terms and conditions of the 1996 Plan.

Grants will continue to vest and remain exercisable as long as a participant remains in our service and for a period of time after termination subject to an overall limitation of 10 years. In determining whether a participant will be considered to have terminated service for purposes of exercising options and stock appreciation rights and satisfying conditions with respect to restricted stock awarded, a participant will not be considered to have terminated service until the participant ceases to serve as an employee, advisor, member of any advisory board, or member of the board. The committee may waive or modify these termination provisions.

STOCK OPTIONS

GRANT OF STOCK OPTIONS. The committee may grant options qualifying as incentive stock options to employees. The committee may grant non-qualified stock options to any participant. Grants to employees may be made in any combination of incentive stock options and non-qualified stock options.

OPTION PRICE. The option exercise price is determined by the committee at the time of grant. To qualify as an incentive stock option, the exercise price may not be less than the fair market value of the common stock at the time of grant. Also, to the extent that the value (determined as of the grant date) of the stock subject to any incentive stock options held by a participant that become exercisable for the first time during any calendar year exceeds $100,000, the option will not qualify as an incentive option. If a participant owns stock having more than 10% of the voting power of ChromaVision, the exercise price of an incentive stock option may not be less than 110% of the fair market value of the common stock on the date of grant.

TERM AND EXERCISABILITY OF STOCK OPTIONS. The committee determines the term of stock options granted under the 1996 Plan, although the term may not exceed ten years. If a participant owns stock having more than 10% of the voting power of ChromaVision, the term of an incentive stock option may not exceed five


                                                                               9
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
years. The committee determines how stock options will become exercisable and may accelerate vesting at any time for any reason.

MANNER OF EXERCISE OF STOCK OPTIONS. To exercise a stock option, a participant must deliver a written exercise notice specifying the number of shares to be purchased together with payment of the option exercise price. The exercise price may be paid in any of the following ways:

-     in cash,

- by delivering shares of ChromaVision common stock already owned by the participant having a fair market value equal to the exercise price,

-     in a combination of cash and shares, or

- any other method of payment the committee may approve, including a "cashless exercise" of a stock option effected by delivering a notice of exercise to ChromaVision and a securities broker, with instructions to the broker to deliver to ChromaVision out of the sale proceeds the amount necessary to pay the exercise price.

Shares of common stock tendered in payment of the exercise price must have been held by the participant long enough to avoid adverse accounting consequences to ChromaVision.

Upon receipt of a participant's exercise notice, the committee may elect to cash out all or part of an option by paying the participant an amount, in cash or common stock, equal to the excess of the fair market value over the exercise price.

For a non-qualified stock option, we are also required to withhold applicable taxes. If approved by the committee, the income tax withholding obligation may be satisfied by withholding shares of an equivalent market value.

TERMINATION OF STOCK OPTIONS AS A RESULT OF TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH. Generally, vested stock options will remain exercisable for a period of time following termination of service as follows:

- one year following termination of service if an individual dies or is disabled or

-     three months following termination of service for any other reason.

The committee, either at or after grant, may provide for different termination provisions. Options which are not exercisable at termination of service are terminated as of that date.

If service is terminated for cause, all stock options held by a participant at the date of termination of service will terminate unless the committee otherwise determines. The committee also may, upon refund of the exercise price, require the participant to forfeit all shares underlying any exercised portion of an option for which ChromaVision has not yet delivered share certificates.

TRANSFERABILITY OF STOCK OPTIONS. Generally, only a participant may exercise rights under a stock option during his or her lifetime, and those rights may not be transferred except by will or by the laws of descent and distribution. When a participant dies, the personal representative or other person entitled to succeed to his or her rights may exercise those rights upon furnishing satisfactory proof of that person's right to receive the stock option. The committee may nevertheless choose to provide with respect to non-qualified stock options that a participant may transfer those stock options to family members or other persons or entities.

RESTRICTED STOCK GRANTS

The committee may provide a participant with an opportunity to acquire shares of ChromaVision common stock contingent upon his or her continued service or the satisfaction of other criteria. Restricted stock differs from a stock option in that a participant must make an immediate decision whether to make an investment in the stock. The committee determines the amount to be paid for the stock or may decide to grant the stock for no consideration. The committee may specify that the restrictions will lapse over a period of time or according to any other factors or


                                                                              10
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
criteria. If a participant's service terminates during the period of any restrictions, the restricted stock grant will terminate with respect to all shares as to which the restrictions on transfer have not lapsed unless the committee provides for an exception to this requirement. Until the restrictions on transfer have lapsed, a participant may not in any way dispose of the shares of common stock to which the restriction applies. All restrictions lapse upon the expiration of the applicable restriction period. Unless the committee determines otherwise, however, during the restriction period the participant has the right to vote restricted shares and receive any dividends or other distributions paid on them, subject to any restrictions specified by the committee.

STOCK APPRECIATION RIGHTS

The committee may provide a participant with the right to receive a benefit measured by the appreciation in a specified number of shares of ChromaVision common stock over a period of time. The amount of this benefit is equal to the difference between the fair market value of the stock on the exercise date and the base amount of the stock appreciation right (SAR). Generally, the base amount of a SAR is equal to the per share exercise price of the related stock option or, if there is no related option, the fair market value of a share of common stock on the date the SAR is granted. The committee may pay this benefit in cash, in stock, or any combination of the two.

The committee may grant a SAR either separately or in tandem with all or a portion of a stock option. SARs may be granted when the stock option is granted or later while it remains outstanding, although in the case of an incentive stock option, SARs may be granted only at the time the option is granted. Tandem SARs may not exceed the number of shares of common stock that the participant may purchase upon the exercise of the related stock option during the period. Upon the exercise of a stock option, the SARs relating to the common stock covered by the stock option terminate. Upon the exercise of SARs, the related stock option terminates to the extent of an equal number of shares of common stock.

SARs are subject to the same termination provisions on death, disability or termination of service as stock options. The committee may accelerate the exercisability of any or all outstanding SARs.

TERMINATION OF THE 1996 PLAN

The board may amend or terminate the 1996 Plan at any time as long the amendment or termination does not materially impair the rights of a participant without the participant's consent. Stockholder approval of amendments will be required if the Internal Revenue Code or the rules of any securities exchange or over-the-counter market on which our stock is listed or included at the time requires stockholder approval of a particular amendment. The 1996 Plan will terminate, in any event, on December 11, 2006.

ADJUSTMENT PROVISIONS

The committee will adjust the number and exercise price of outstanding grants, as well as the number and kind of shares available for grants and individual limits for any single participant under the 1996 Plan, to appropriately reflect any of the following events:

- a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares;

- a merger, reorganization or consolidation in which ChromaVision is the surviving corporation;

-     a reclassification or change in par value;

- any other extraordinary or unusual event affecting the outstanding common stock as a class without receipt of consideration by ChromaVision; or

- a substantial reduction in the value of outstanding shares of common stock as a result of a spin-off or payment of an extraordinary dividend or distribution.

FEDERAL INCOME TAX CONSEQUENCES

The current federal income tax treatment of grants under the 1996 Plan is described below. Local and state tax authorities also


                                                                              11
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
may tax incentive compensation awarded under the 1996 Plan. Because of the complexities involved in the application of tax laws to specific circumstances and the uncertainties as to possible future changes in those laws, we urge participants to consult their own tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.

INCENTIVE STOCK OPTIONS. A participant will not recognize taxable income for the purpose of the regular income tax upon either the grant or exercise of an incentive stock option. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment.

If a participant disposes of the shares acquired under an incentive stock option after at least two years following the date of grant and at least one year following the date of exercise, the participant will recognize a long-term capital gain or loss equal to the difference between the amount realized upon the disposition and the exercise price. ChromaVision will not be entitled to any tax deduction by reason of the grant or exercise of the incentive stock option.

If a participant disposes of shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (known as a disqualifying disposition), the gain recognized on disposition will be taxed as ordinary income to the extent of the difference between the lesser of the sale price or the fair market value of the shares on the date of exercise and the exercise price. ChromaVision will be entitled to a federal income tax deduction in the same amount. The gain, if any, in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

If a participant tenders shares of common stock received upon the exercise of an incentive stock option to pay the exercise price within either the two-year or one-year holding periods described above, the disqualifying disposition of the shares used to pay the exercise cost will result in income (or loss) to the participant and, to the extent of a recognized gain, a tax deduction to ChromaVision. If, however, the holding period requirements are met and the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will recognize no gain or loss with respect to the surrendered shares and will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the participant's basis in the excess shares will equal the amount of cash paid by the participant upon the exercise of the current stock option, and the participant's holding period with respect to the excess shares will begin on the date the shares are transferred to the participant. The tax treatment described above for shares newly received upon exercise is not affected by using shares to pay the exercise price.

NON-QUALIFIED STOCK OPTIONS. There are no federal income tax consequences to a participant or ChromaVision upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price, and ChromaVision will be entitled to a corresponding federal income tax deduction.

If a participant surrenders shares to pay the exercise price, and the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will recognize no gain or loss with respect to the surrendered shares, and will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares.


                                                                              12
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
To the extent that the number of shares received exceeds the number surrendered, the fair market value of the excess shares on the date of exercise, reduced by any cash paid by the participant upon the exercise, will be subject to inclusion in the gross income of the participant. The participant's basis in the excess shares will equal the sum of the cash paid by the participant upon the exercise of the stock option plus any amount included in the participant's gross income as a result of the exercise of the stock option.

The committee may permit a participant to elect to surrender or deliver shares otherwise issuable upon exercise, or previously acquired shares, to satisfy the federal income tax withholding, subject to certain restrictions described in the 1996 Plan. Such an election will result in a disposition of the shares which are surrendered or delivered, and an amount will be included in the participant's income equal to the excess of the fair market value of the shares over the participant's basis in the shares.

Upon the sale of the shares acquired by the exercise of a non-qualified stock option, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the non-qualified stock options).

RESTRICTED STOCK. A participant normally will not recognize taxable income upon the award of a restricted stock grant, and ChromaVision will not be entitled to a deduction, until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the common stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock at that time, less any consideration paid by the participant for the shares, and ChromaVision will be entitled to a federal income tax deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock grant is awarded in an amount equal to the fair market value of the common stock at that time less any consideration paid by the participant for the shares, determined without regard to the restrictions. In such event, ChromaVision generally will be entitled to a corresponding federal income tax deduction in the same year. Any gain or loss recognized by the participant upon a subsequent disposition of the shares will be capital gain or loss. If, after making the election, any shares subject to a restricted stock grant are forfeited, or if the market value declines during the restriction period, the participant is not entitled to any tax deduction or tax refund if the participant does not recover any consideration paid by the participant for the restricted stock.

STOCK APPRECIATION RIGHTS. There are no federal income tax consequences to a participant or to ChromaVision upon the grant of a SAR. Upon the exercise of a SAR, a participant will recognize ordinary compensation income in an amount equal to the cash and the fair market value of the shares of common stock received upon exercise. ChromaVision generally will be entitled to a corresponding federal income tax deduction at the time of exercise. Upon the sale of any shares acquired by the exercise of a SAR, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of exercise of the SAR).

TAX WITHHOLDING. All grants under the 1996 Plan are subject to applicable tax withholding requirements. ChromaVision has the right to deduct from all grants paid in cash, or from other wages paid to a participant, any taxes required by law to be withheld with respect to the grant. If

                                                                              13
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
grants are paid in shares of common stock, ChromaVision may require a participant to pay the amount of the taxes that we are required to withhold or may deduct the amount of the withholding taxes from other wages paid to the participant. If approved by the committee, the income tax withholding obligation with respect to grants paid in common stock may be satisfied by having shares withheld having a value that does not exceed the amount of tax payable at the participant's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. Our obligations under the 1996 Plan are conditional upon the payment or arrangement for payment of any required withholding.

SECTION 162(m). Under section 162(m) of the Code, ChromaVision may be precluded from claiming a federal income tax deduction for total compensation in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated employees in any one year. Total compensation may include amounts received upon the exercise of stock options and SARs granted under the 1996 Plan, and the value of shares subject to restricted stock grants when the shares are no longer subject to forfeiture (or such other time when income is recognized). An exception does exist, however, for "performance-based compensation." Grants of stock options and SARs generally will meet the requirements of "performance-based compensation." Restricted stock grants generally will not qualify as "performance-based compensation."


                                                                              14
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
                  STOCK OWNERSHIP OF DIRECTORS AND OFFICERS AND
                        BENEFICIAL OWNERS OF MORE THAN 5%
                              AS OF APRIL 20, 2000

-----------------------------------------------------------------------------------------------------------------------
                                                                                         SHARES
                                                                                      BENEFICIALLY
                                             OUTSTANDING            OPTIONS          OWNED ASSUMING
                                         SHARES BENEFICIALLY      EXERCISABLE         EXERCISE OF
                                                OWNED            WITHIN 60 DAYS         OPTIONS          PERCENT OF
                 NAME                                                                                      SHARES
-----------------------------------------------------------------------------------------------------------------------
Safeguard Scientifics, Inc.                       5,324,665              324,612         5,649,277             29.0%
  800 The Safeguard Building
  435 Devon Park Drive
  Wayne, PA 19087-1945
-----------------------------------------------------------------------------------------------------------------------
XL Vision, Inc.                                   1,432,114                    0         1,432,114              7.3%
  10315 102nd Terrace
  Sebastian, FL  32958
-----------------------------------------------------------------------------------------------------------------------
Capital Guardian Trust Co.                        1,057,500                    0         1,057,500              5.4%
  11100 Santa Monica Blvd.
   Los Angeles, CA  90025
-----------------------------------------------------------------------------------------------------------------------
John S. Scott, Ph.D.                                445,305                5,000           450,305              2.3%
-----------------------------------------------------------------------------------------------------------------------
Douglas S. Harrington, M.D.                           3,000              785,157           788,157              3.9%
-----------------------------------------------------------------------------------------------------------------------
Richard C.E. Morgan                                  74,888               18,962            93,850              *
-----------------------------------------------------------------------------------------------------------------------
Mary Lake Polan, M.D., Ph.D.                          1,200               38,333            39,533              *
-----------------------------------------------------------------------------------------------------------------------
Charles A. Root                                     104,768                5,000           109,768              *
-----------------------------------------------------------------------------------------------------------------------
Thomas R. Testman                                         0               38,333            38,333              *
-----------------------------------------------------------------------------------------------------------------------
Jon R. Wampler                                            0                4,000             4,000              *
-----------------------------------------------------------------------------------------------------------------------
Patricia Sisson                                           0               61,750            61,750              *
-----------------------------------------------------------------------------------------------------------------------
Kevin C. O'Boyle                                      2,240              134,750           136,990              *
-----------------------------------------------------------------------------------------------------------------------
Diethart Reichardt                                    2,000               41,538            43,538              *
-----------------------------------------------------------------------------------------------------------------------
Michael G. Schneider                                 25,082               24,063            49,145              *
-----------------------------------------------------------------------------------------------------------------------
Executive officers and directors as a               662,363            1,213,011         1,875,374              9.1%
group (14 persons)
-----------------------------------------------------------------------------------------------------------------------



*  Less than 1% of ChromaVision's outstanding shares of common stock

NOTES TO STOCK OWNERSHIP TABLE

Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with spouse) except as follows:

Safeguard Scientifics   Includes 3,438,721 shares held of record by Safeguard
                        Scientifics (Delaware), Inc., 1,885,944 shares held of record by Safeguard Delaware, Inc., and options held by Safeguard 98 Capital L.P. to acquire 324,612 shares that are currently owned by XL Vision, Inc. Safeguard
                        Scientifics (Delaware), Inc. and Safeguard Delaware,
                        Inc. are wholly owned subsidiaries of Safeguard, and Safeguard Delaware, Inc. is the sole general partner of Safeguard 98 Capital L.P. All of these shares have been pledged by Safeguard as collateral under its bank line of credit. This number does not include 332,084 shares beneficially owned by Technology Leaders I and 343,719 shares beneficially owned by Technology Leaders II, private equity funds in which Safeguard has indirect general partnership and limited partnership interests.
                        Safeguard disclaims beneficial ownership of the shares beneficially owned by each of Technology Leaders I and Technology Leaders II.

XL Vision, Inc.         Includes 477,371 shares that are subject to an option to
                        holders of its 6% convertible subordinated notes.

Capital Guardian
Trust Co.               As reflected in Schedule 13G filed with the Securities
                        and Exchange Commission on February 11, 2000, Capital
                        Group International, Inc. is the parent holding company of Capital

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                                                                              15

                        Guardian Trust Company, a bank as defined in Section 3(a)6 of the Securities Exchange Act of 1934, and may be deemed to beneficially own these Shares. Capital Group International, Inc. does not have investment or voting power over any of these Shares. Capital Guardian Trust Company, as the investment manager of various institutional accounts, is deemed to be the beneficial owner of these Shares. Capital Group International, Inc. and Capital Guardian Trust Company disclaim beneficial ownership of these Shares.

John S. Scott           Includes 343,750 shares held by a family partnership.

Diethart Reichardt      Includes 2,000 shares held by a family trust.

Mary Lake Polan         Includes 400 shares held in each of three family trusts.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE: The rules of the SEC require that we disclose late filings of reports of stock ownership by our directors, executive officers and beneficial owners of more than 10 percent of our stock. To the best of our knowledge, the only late filings during 1999 were as follows: two transactions reported late by Charles A. Root, three transactions reported late by Michael G. Schneider, one transaction reported late by Patricia Sisson, one transaction reported late by John S. Scott, and two forms filed late by Safeguard Scientifics, Inc. All of the filings were promptly made when the deficiency was called to the attention of the person required to make the filing.

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                                                                              16

                             STOCK PERFORMANCE GRAPH


The following chart compares the cumulative total stockholder return on ChromaVision common stock for the period beginning with the commencement of our initial public offering on July 1, 1997, through December 31, 1999, with the cumulative total return on the Nasdaq Index and the peer group index for the same period. The peer group consists of SIC Code 3826 -- Laboratory Analytical Instruments. The comparison assumes that $100 was invested on July 1, 1997, in ChromaVision common stock, at the initial public offering price of $5.00 per share, and in each of the comparison indices, and assumes reinvestment of dividends.

                    1-Jul-97    Dec-97    Dec-98     Dec-99
                    ------------------------------------------
ChromaVision           100       180        100       305
Nasdaq                 100        99        139       253
Peer Group             100       101        127       205

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                                                                              17

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION


COMPENSATION PHILOSOPHY

We strive to structure executive compensation to support our goal of maximizing stockholder value. We seek to attract, retain, motivate and reward outstanding executives, who, through their dedication, loyalty and exceptional service, make contributions of unique importance to the success of our business.

COMPENSATION STRUCTURE

The compensation of our executives consists of

-     base pay,

-     annual cash incentives, and

-     stock options.

BASE PAY

In evaluating and establishing rates of base, bonus and long-term incentive pay, the compensation committee has periodically sought the assistance of an independent compensation consultant who has assembled information concerning compensation levels adopted by companies in the same market for executive talent.

Compensation levels are established on the basis of competitive market data for comparable organizations of similar stage and size. In particular, the committee has compared compensation factors with those offered by other companies of comparable stage and size in the medical device, high technology and biotechnology businesses. Base compensation also reflects the individual's level of responsibility at ChromaVision.

CEO 1999 BASE PAY. Based on the report of an independent compensation consultant, the committee determined that Dr. Harrington's base salary was significantly below competitive levels for his peers. Based on that study and ChromaVision's achieving most of its financial and strategic milestones for 1998, the committee increased Dr. Harrington's base compensation for 1999 by 16%.

OTHER HIGHLY COMPENSATED EXECUTIVES' 1999 BASE PAY. Base pay was determined by considering the results of the compensation report and on individual performance.

ANNUAL CASH INCENTIVES

Cash incentives are intended to motivate executives to achieve and exceed individual objectives and annual performance targets. Cash incentives for officers are based 50% on the achievement of multiple corporate performance targets specified in ChromaVision's annual strategic plan, which may include the achievement of specific milestones, expense control, revenue growth, and total stockholder return. The other 50% is based on the achievement of objectives required by each individual's job responsibilities.

CEO 1999 CASH INCENTIVES. Dr. Harrington was awarded a cash incentive in mid-1999 based on 1998 performance goals equal to 63% of his target incentive and a cash incentive for 1999 equal to 105% of his target incentive. These decisions were based on Dr. Harrington's personal performance and ChromaVision's attainment of established financial performance criteria for each year, including revenue growth, expense control, and total stockholder return.

OTHER HIGHLY COMPENSATED EXECUTIVES' 1999 CASH INCENTIVES. The committee approved cash incentives in 1999 for performance in 1998 equal to approximately 45 % of the target amounts and cash incentives for 1999 equal to 79% of the target amounts. The committee considered the same factors they did in determining Dr. Harrington's cash incentives for both 1998 and 1999. In

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                                                                              18
addition, in 1998, both Ms. Sisson and Mr. Reichardt received cash incentives upon joining ChromaVision.

STOCK OPTIONS

The 1996 Equity Compensation Plan is designed to attract, retain and reward employees who make significant contributions toward achievement of our long-term financial and operational objectives. To date, only grants of stock options have been made under the plan. Stock options reward recipients based on increases in share price, thereby aligning the interests of our executives and employees with those of our stockholders. Awards vest ratably over a number of years and, therefore, enhance employee retention. Grants are made periodically based on subjective assessment of a number of factors, including the achievement of our financial and strategic objectives, individual contributions, and competitive market levels for peer positions. Options are also granted to new hires to attract the highest caliber of employee in a highly competitive recruiting market.

CEO 1999 STOCK OPTION AWARD. The committee granted a stock option to purchase 50,000 shares to Dr. Harrington during 1999 based on the subjective factors discussed above.

OTHER HIGHLY COMPENSATED EXECUTIVES' 1999 CASH INCENTIVES. The committee granted stock options during 1999 to certain new and existing executives and employees. The number of options granted was based on each person's responsibilities and the other subjective factors discussed above.

IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION

Internal Revenue Code section 162(m) provides that publicly held companies cannot deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table that is not "performance-based" as defined in section 162(m). For incentive compensation to qualify as "performance-based" compensation, the committee's discretion to grant awards must be strictly limited. We believe that the 1996 Equity Compensation Plan meets the performance-based exception under section 162(m). We believe that the benefit to ChromaVision of retaining the ability to exercise discretion under its bonus plan outweighs the limited risk of loss of tax deductions under section 162(m). Therefore, the committee does not currently intend to seek to qualify the bonus plan under section 162(m).

Submitted by the Compensation Committee:

Richard C.E. Morgan
Mary Lake Polan, M.D., Ph.D.
Thomas R. Testman, Chairman


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                                                                              19

                            EXECUTIVE COMPENSATION &
                               OTHER ARRANGEMENTS

               1999 ANNUAL COMPENSATION FOR THE TOP FIVE OFFICERS

-----------------------------------------------------------------------------------------------------------------------
                                                                                       LONG-TERM
                                                 ANNUAL COMPENSATION                 COMPENSATION
                                                                                        AWARDS
                                    -----------------------------------------------  -------------

                                                                                      SECURITIES
                                                                   OTHER ANNUAL       UNDERLYING         ALL OTHER
   NAME AND PRINCIPAL                                              COMPENSATION      OPTIONS/SARS    COMPENSATION ($)(2)
        POSITION             YEAR     SALARY ($)  BONUS ($)(1)          ($)               (#)
-----------------------------------------------------------------------------------------------------------------------
Douglas S. Harrington,        1999  $  190,000    $    60,000              --            50,000        $    4,800
M.D., Chief Executive
Officer and President         1998     160,000         30,000              --                 0             4,800

                              1997     138,474         75,000              --            25,000            41,662

-----------------------------------------------------------------------------------------------------------------------
Kevin C. O'Boyle, Senior      1999  $  165,000    $    50,000              --            80,000        $    4,800
Vice President,
Operations, and Chief         1998     140,250         20,000              --                 0             5,000
Financial Officer
                              1997     130,000         60,000    $    100,584            31,250             3,000

-----------------------------------------------------------------------------------------------------------------------
Michael G. Schneider,         1999  $  147,420    $    20,000              --            31,250        $    4,686
Vice President of
Manufacturing & Service       1998     138,600         10,000              --                 0             4,443

                              1997     124,704         30,000    $     68,460            37,500             3,741

-----------------------------------------------------------------------------------------------------------------------
Patricia Sisson, Senior       1999  $  150,000    $    30,000               --           20,000        $    4,800
Vice President of Sales,
Marketing & Strategic         1998     130,000         40,000               --          120,000             2,850
Planning

-----------------------------------------------------------------------------------------------------------------------
Diethart Reichardt, Vice      1999  $  147,420    $    20,000              --            26,000        $    4,715
President & Managing
Director of ChromaVision      1998     128,500         30,000              --           148,000             2,400
International, Inc.

-----------------------------------------------------------------------------------------------------------------------

NOTES TO ANNUAL COMPENSATION TABLE:

(1) Cash bonus figures are reported for the year in which they were earned, regardless of the year in which they were paid.

(2) The 1999 amount represents a matching contribution under a voluntary savings plan.

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                                                                              20

                            1999 STOCK OPTION GRANTS

-------------------------------------------------------------------------------------------------------------------
                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                         AT ASSUMED ANNUAL RATES
                                                                                              OF STOCK PRICE
                                 INDIVIDUAL GRANTS(1)                                          APPRECIATION
                                                                                            FOR OPTION TERM(2)
-------------------------------------------------------------------------------------------------------------------
                                             % OF TOTAL
                              NUMBER OF       OPTIONS/
                              SECURITIES        SARS
                              UNDERLYING     GRANTED TO
                               OPTIONS/     EMPLOYEES IN    EXERCISE OR
                                 SARS        FISCAL YEAR    BASE PRICE     EXPIRATION        5%            10%
          NAME                GRANTED (#)                     ($/SH)(3)        DATE           ($)           ($)
-------------------------------------------------------------------------------------------------------------------
Douglas S. Harrington          50,000(4)        9.10%       $  9.25         6/9/09      $   290,864    $ 737,106
-------------------------------------------------------------------------------------------------------------------
Kevin C. O'Boyle               50,000(5)        9.10%       $  8.00         2/17/09     $   251,558    $ 637,497
                               30,000(4)        5.46%          9.25         6/9/09          174,518      442,264

-------------------------------------------------------------------------------------------------------------------
Michael G. Schneider           15,000(5)        2.73%       $  7.625        1/29/09     $    71,930    $ 182,284
                               16,250(4)        2.96%          9.25         6/9/09           94,531      239,559

-------------------------------------------------------------------------------------------------------------------
Patricia Sisson                20,000(4)        3.64%       $  9.25         6/9/09      $   116,346    $ 294,842
-------------------------------------------------------------------------------------------------------------------
Diethart Reichardt             26,000(4)        4.73%       $  9.25         6/9/09      $   151,249    $ 383,295
-------------------------------------------------------------------------------------------------------------------

(1) Each option grant provides that the option exercise price may be paid in cash, by delivery of previously acquired shares, subject to certain conditions, or same-day sales (that is, a cashless exercise through a broker). Upon a change of control, all options become fully vested. The compensation committee may modify the terms of outstanding options, including acceleration of the exercise date.

(2) These values assume that the shares appreciate at the compounded annual rate shown from the grant date until the end of the option term. These values are not estimates of our future stock price growth. Executives will not benefit unless the common stock price increases above the stock option exercise price.

(3) All options have an exercise price equal to the fair market value of the shares subject to each option on the grant date.

(4) Options vest 25% each year commencing on the first anniversary of the grant date.

(5) Options were 25% vested on grant date and vest an additional 25% each year thereafter.

[COMPANY LOGO]

          1999 STOCK OPTION EXERCISES AND YEAR-END STOCK OPTION VALUES


----------------------------------------------------------------------------------------------------------------------
                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                                 OPTIONS/SARS             IN-THE-MONEY OPTIONS/SARS
                              SHARES                        AT FISCAL YEAR-END (#)        AT FISCAL YEAR-END ($)(1)
          NAME              ACQUIRED ON      VALUE
                            EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE

----------------------------------------------------------------------------------------------------------------------
Douglas S. Harrington           0                --          756,250        56,250      $ 9,737,813     $  380,313
----------------------------------------------------------------------------------------------------------------------
Kevin C. O'Boyle                0                --          104,687        75,313      $ 1,275,228     $  552,272
----------------------------------------------------------------------------------------------------------------------
Michael G. Schneider       43,750         $ 465,038            6,875        49,375      $    68,750     $  464,375
----------------------------------------------------------------------------------------------------------------------
Patricia Sisson                 0                --           30,000       110,000      $   284,375     $  973,125
----------------------------------------------------------------------------------------------------------------------
Diethart Reichardt              0                --           23,500        96,500      $   226,188     $  834,563
----------------------------------------------------------------------------------------------------------------------


(1) Value is calculated using the difference between the option exercise price and the year-end stock price of $15.25, multiplied by the number of shares subject to an option.


EMPLOYMENT CONTRACTS; SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

Dr. Harrington's arrangement with ChromaVision provides for his employment on an at-will basis, subject to severance pay upon termination under certain conditions. Upon a change of control, Dr. Harrington will be entitled to:

- immediate vesting of all stock options or payment of the in-the-money value of all unvested options,

-     one year salary continuation, and

-     payment of his maximum bonus for that year.

In addition, upon his termination of employment, ChromaVision would have the option to retain Dr. Harrington as a consultant, in which case he would receive monthly consulting fees equal to his prior monthly salary upon providing up to 20 hours of consulting services each month.

Mr. O'Boyle's arrangement with ChromaVision provides for his employment on an at-will basis. If his employment is terminated for any reason other than cause, one-half of his unvested stock options will automatically vest, all performance related compensation will become immediately payable, and ChromaVision will pay Mr. O'Boyle his base salary for a 12-month period in return for his agreement not to engage in activities in competition with ChromaVision during that period. Upon any change of control, Mr. O'Boyle will be entitled to immediate vesting of all stock options or the payment of the in-the-money value of all unvested options.

All other agreements with executive officers are at-will employment agreements.

RELATIONSHIPS AND RELATED TRANSACTIONS WITH MANAGEMENT AND OTHERS

We have an administrative services agreement with XL Vision and Safeguard, under which XL Vision and Safeguard provide us with administrative support services, including management consultation, investor relations, legal services and tax planning. In consideration for these services, we will pay an annual fee of 0.75% of our gross revenues each year to each of XL Vision and Safeguard, up to a maximum of $300,000 a year in the aggregate. Fees will accrue until we have

[COMPANY LOGO]
achieved a positive cash flow from operations. The agreement extends through January 31, 2002, and continues thereafter unless terminated by either party. As of December 31, 1999, approximately $5,000 has been accrued under this agreement.

In August 1997, we entered into a loan arrangement with Safeguard that provides for borrowings by Safeguard from us of up to a maximum of $5 million on a revolving basis at Safeguard's effective borrowing rate minus 0.75%. This rate is higher than we are earning on our money market investments. Interest is payable monthly. The highest principal balance of these borrowings during 1999 was $5 million. The principal was paid in full in June 1999.

INDEPENDENT PUBLIC ACCOUNTANTS

KPMG LLP has been our independent public accountants since our inception in 1996. We intend to retain them for 2000. A representative of KPMG LLP is expected to be present at the annual meeting, will have an opportunity to make a statement at the meeting if desired, and will be available to respond to appropriate questions.

[COMPANY LOGO]

                                 [COMPANY LOGO]

                               33171 PASEO CERVEZA
                       SAN JUAN CAPISTRANO, CA 92675-4824

                           PHONE:       (949) 443-3355
                           TOLL-FREE:   (888) 443-3310
                           FAX:         (949) 443-3366


      FOR MORE INFORMATION ABOUT CHROMAVISION, PLEASE VISIT OUR WEBSITE AT
                              WWW.CHROMAVISION.COM



                              HYATT REGENCY, IRVINE
                      17900 Jamboree Road, Irvine, CA 92614
                                 (949) 975-1234
                               (949) 852-1574 Fax


          TRAVELING SOUTH FROM LOS ANGELES, LONG BEACH OR ORANGE COUNTY

        Take the 405 Freeway Southbound just past the John Wayne Airport. Exit at Jamboree Road. Turn left and cross over the 405 Freeway.
             The entrance to the hotel is immediately on the right.


                      TRAVELING NORTH FROM SAN DIEGO COUNTY

             Take Interstate 5 Freeway Northbound up to south Orange
                     County until reaching the 405 junction.
             Take the 405 Freeway Northbound. Exit at Jamboree Road.
     Turn right, and the entrance to the hotel is immediately on the right.


                      TRAVELING WEST FROM THE INLAND EMPIRE

           Take the 91 Freeway Westbound to the 55 Freeway Southbound.
               Continue Southbound to the 405 Freeway Southbound.
        Exit at Jamboree Road. Turn left and cross over the 405 Freeway.
             The entrance to the hotel is immediately on the right.

                                    P R O X Y


                       CHROMAVISION MEDICAL SYSTEMS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please sign and date this proxy, and indicate how you wish to vote, on the back of this card. Please return this card promptly in the enclosed envelope. Your vote is important.

When you sign and return this proxy card, you

- appoint Douglas S. Harrington and Kevin C. O'Boyle, and each of them (or any substitutes they may appoint), as proxies to vote your shares, as you have instructed, at the annual meeting on June 7, 2000, and at any adjournments of that meeting,

- authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting, and

-     revoke any previous proxies you may have signed.

IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR ADOPTION OF THE AMENDMENT TO THE 1996 EQUITY COMPENSATION PLAN, AND AS THEY MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.


                            - FOLD AND DETACH HERE -

                                                          Please mark     |X|
                                                          your votes as
                                                          indicated in
                                                          this example


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.

1. ELECTION OF DIRECTORS         FOR ALL   [ ]      WITHHELD    [ ]
   Nominees:                                        FOR ALL
   John S. Scott                 TO WITHHOLD AUTHORITY TO VOTE FOR ANY
   Douglas S. Harrington         INDIVIDUAL NOMINEE WHILE VOTING FOR THE
   Richard C.E. Morgan           REMAINDER, STRIKE A LINE THROUGH THE NOMINEE'S
   Mary Lake Polan               NAME IN THE LIST.
   Charles A. Root
   Thomas R. Testman
   Jon R. Wampler


2. ADOPTION OF THE AMENDMENT TO THE
   1996 EQUITY COMPENSATION PLAN


   FOR [ ]   AGAINST [ ]  ABSTAIN [ ]


SIGNATURE(S)_________________________________________ DATE: _____________, 2000
YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. If shares are jointly owned, you must both sign. Include your full title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership.

                            - FOLD AND DETACH HERE -




                                 [COMPANY LOGO]



                               33171 PASEO CERVEZA
                          SAN JUAN CAPISTRANO, CA 92675

                             PHONE:      949-443-3355
                             TOLL-FREE:  800-443-3310
                             FAX:        949-443-3366


      FOR MORE INFORMATION ABOUT CHROMAVISION, PLEASE VISIT OUR WEBSITE AT
                              WWW.CHROMAVISION.COM

                                                                      APPENDIX A

                       CHROMAVISION MEDICAL SYSTEMS, INC.
                          1996 EQUITY COMPENSATION PLAN

SECTION 1.  PURPOSE; DEFINITIONS

      The purpose of the ChromaVision Medical Systems, Inc. 1996 Equity Compensation Plan (the "Plan") is to provide employees (including employees who are also officers or directors), non-employee directors, advisory board members and Eligible Independent Contractors (as hereinafter defined) of ChromaVision Medical Systems, Inc. (the "Company") with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock awards. The Company believes that the Plan will enable the Company to attract, retain and motivate its employees, non-employee directors, advisory board members and Eligible Independent Contractors, will encourage Plan participants to contribute materially to the growth of the Company for the benefit of the Company's stockholders, and will align the economic interests of the Plan participants with those of the stockholders.

      For the purposes of the Plan, the following terms shall be defined as set forth below:

      a. "Board" means the Board of Directors of the Company.

      b. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      c. "Committee" means the Committee designated by the Board to administer the Plan.

      d. "Company" means ChromaVision Medical Systems, Inc., its subsidiaries or any successor organization.

      e. "Disability" means permanent and total disability within the meaning of
Section 22(e)(3) of the Code.

      f. "Eligible Independent Contractor" means an independent consultant or advisor hired by the Company to provide bona fide services for the Company that are not in connection with the offer or sale of securities in a capital-raising transaction.

      g. "Employed by the Company" shall mean employment as an employee, Eligible Independent Contractor, member of any advisory board, or member of the Board, so that for purposes of exercising Stock Options and Stock Appreciation Rights and satisfying conditions with respect to Restricted Stock Grants, a Participant shall not be considered to have terminated employment until the Participant ceases to be an employee, Eligible Independent Contractor, member of any advisory board, or member of the Board; provided, however, that the Committee may determine otherwise as may be specified in an individual Participant's Grant Letter.

      h. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      i. "Fair Market Value" means the fair market value of the Stock as determined by the Committee in good faith based on the best available facts and circumstances at the time; provided, however, that where there is a public market for the Stock and the Stock is registered under the Exchange Act, Fair Market Value shall mean the per share or aggregate value of the Stock as of any given date, determined as follows: (i) if the principal trading market for the Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (ii) if the Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

      j. "Grant" means any Stock Option, Stock Appreciation Right or Restricted Stock award granted pursuant to the Plan.

      k. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

      l. "Insider" means a Participant who is subject to Section 16 of the Exchange Act.

      m. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

      n. "Participant" means an employee, non-employee director or Eligible Independent Contractor to whom an award is granted pursuant to the Plan.

      o. "Plan" means the ChromaVision Medical Systems, Inc. 1996 Equity Compensation Plan, as hereinafter amended from time to time.

      p. "Restricted Stock" means an award of shares of Stock that is subject to restrictions pursuant to Section 7 below.

      q. "Securities Act" shall mean the Securities Act of 1933, as amended.

      r. "Securities Broker" means the registered securities broker acceptable to the Company who agrees to effect the cashless exercise of an Option pursuant to Section 5(d) hereof.

      s. "Stock" means the Common Stock of the Company, $.01 par value per share.

      t. "Stock Appreciation Right" means the right, pursuant to an award granted under Section 6 below, to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or shares of Stock equal in value to the excess of (i) the Fair Market Value, as of the date such right is exercised and the related Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), over (ii) the aggregate exercise price of such Stock Appreciation Right (or such portion thereof).

      u. "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to
Section 5 below.

      v. "Termination for Cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Participant has breached his or her employment or service contract, non-competition or other obligation with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

SECTION 2. ADMINISTRATION

      The Plan shall be administered by a Committee which shall consist of two or more non-employee directors appointed by the Board. In the absence of the designation of a Committee to administer the Plan, the Plan shall be administered by the full Board.

      The Committee shall have the authority to:

      (a) select the Participants to whom Grants may from time to time be made hereunder;

      (b) determine the type, size and terms of the Grants to be made to each such Participant;

      (c) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability;

      (d) amend the terms of any outstanding award (with the consent of the Participant) to reflect terms not otherwise inconsistent with the Plan, including, but not limited to, amendments concerning vesting acceleration or forfeiture waiver regarding any award or the extension of a Participant's right with respect to Grants under the Plan as a result of termination of employment or service or otherwise, based on such factors as the Committee shall determine, in its sole discretion, or substitution of new Stock Options for previously granted Stock Options, including previously granted Stock Options having high option prices;

      (e) establish from time to time any policy or program to encourage or require Participants to achieve or maintain equity ownership in the Company through the use of the Plan upon such terms and conditions as the Committee may determine in its sole discretion, and thereafter to amend, modify or terminate such policy or program as the Committee may from time to time deem appropriate; and

      (f) deal with any other matters arising under the Plan.

      The Committee shall have full power and authority to administer and interpret the Plan and any Grant made under the Plan, to make factual determinations and to adopt, alter and repeal such administrative rules, guidelines, practices, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons having any interest in the Plan or in any Grants made hereunder. All power of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan.

      No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant made under it. Nothing herein shall be deemed to expand the personal liability of a member of the Board or Committee beyond that which may arise under any applicable standards set forth in the Company's Articles of Incorporation, by-laws and Delaware law, nor shall anything herein limit any rights to indemnification or advancement of expenses to which any member of the Board or the Committee may be entitled under any applicable law, the Company's Articles of Incorporation or by-laws, agreement, vote of the stockholders or directors, or otherwise.

SECTION 3.  STOCK SUBJECT TO THE PLAN

      (a) The aggregate number of shares of Stock that may be issued or transferred under the Plan is 3,200,000 subject to adjustment pursuant to Section

3(b) below. Such shares may be authorized but unissued shares or reacquired shares of Stock, including shares purchased by the Company on the open market for purposes of the Plan. In the event the number of shares of Stock issued under the Plan and the number of shares of Stock subject to outstanding awards equals the maximum number of shares of Stock authorized under the Plan, no further awards shall be made unless the Plan is amended to increase the number of shares of Stock issuable and transferable hereunder or additional shares of Stock become available for further awards under the Plan. If and to the extent that Options or Stock Appreciation Rights granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of Restricted Stock are forfeited, the shares subject to such Grants shall again be available for subsequent awards under the Plan.

      (b) If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin off, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or
(iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spin off or the Company's payment of an extraordinary dividend or distribution, then unless such event or change results in the termination of all outstanding awards under the Plan, the Committee shall preserve the value of the outstanding awards by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in the Company's capital structure, and by making appropriate adjustments to the number and class of shares subject to an outstanding award and/or the option price of each outstanding Option and Stock Appreciation Right, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .5 or greater up, and any portion of a share equal to less than .5 down, in each case to the nearest whole number.

SECTION 4. ELIGIBILITY; PARTICIPANT LIMITATIONS CONCERNING ISSUANCES

      All employees, non-employee directors and Eligible Independent Contractors are eligible to participate in the Plan. The maximum aggregate number of shares of Stock that shall be subject to Grants made under the Plan to any Participant during any calendar year shall not exceed 500,000. The terms and provisions of Grants made under the Plan may vary between Participants or as to the same Participant to whom more than one Grant may be awarded.

SECTION 5. STOCK OPTIONS

      Stock Options may be granted alone, in addition to, or in tandem with other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

      The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

      Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under
Section 422.

      Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

      (a) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, provided, however, that the option price per share for any Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Stock at the time of grant.

            Any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary corporation (within the meaning of Section 424 of the Code), shall have an exercise price no less than 110% of the Fair Market Value per share on the date of the grant.

      (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary corporation may not have a term of more than five years. No Stock Option may be exercised by any person after expiration of the term of the Stock Option.

      (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

      (d) METHOD OF EXERCISE. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised, in whole or in part at any time and from time to time during the Option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by cash, check, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the Participant (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate); provided, however, that (i) in the case of an Incentive Stock Option, the right to make a payment in the form of unrestricted Stock already owned by the Participant may be authorized only at the time the Option is granted and (ii) the Company may require that the Stock has been owned by the Participant for the requisite period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and adverse accounting consequences to the Company with respect to the Option.

            If specified by the Committee in the agreement governing a Stock Option at the time of grant, the Committee may, in its sole discretion, upon receipt of such Participant's written notice to exercise, elect to cash out all or part of the portion of the Stock Option to be exercised by paying the Participant an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price on the effective date of such cash-out.

            To the extent permitted under the applicable laws and regulations, at the request of the Participant and if authorized by the Committee, in its sole discretion, at or after grant, the Company agrees to cooperate in a "cashless exercise" of a Stock Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to sell a sufficient number of shares of Stock to cover the cost and expenses associated therewith.

            No shares of Stock shall be issued until full payment therefor has been made. A Participant shall not have any right to dividends or other rights of a stockholder with respect to shares subject to the Option until such time as Stock is issued in the name of the Participant following exercise of the Option in accordance with the Plan.

      (e) STOCK OPTION AGREEMENT. Each Option granted under this Plan shall be evidenced by an appropriate Stock Option agreement, which agreement shall expressly specify whether such Option is an Incentive Stock Option or a Non-Qualified Stock Option and shall be executed by the Company and the Participant. The agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee.

      (f) REPLACEMENT OPTIONS. The Committee may, in its sole discretion and at the time of the original option grant, authorize the Participant to automatically receive replacement Options pursuant to this part of the Plan. Any such replacement option shall be granted upon such terms and subject to such conditions and limitations as the Committee may deem appropriate. Any replacement option shall cover a number of shares determined by the Committee, but in no event more than the number of shares equal to the number of shares of the original option exercised. The per share exercise price of any replacement option shall equal the then current Fair Market Value of a share of Stock, and shall have a term as determined by the Committee at the time of grant of the original Option.

            The Committee shall have the right, and may reserve the right in any Option grant, in its sole discretion and at any time, to discontinue the automatic grant of replacement options if it determines the continuance of such grants to no longer be in the best interest of the Company.

      (g) NON-TRANSFERABILITY OF OPTIONS. Except as provided below, no Stock Option shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. When a Participant dies, the representative or other person entitled to succeed to the rights of the Grantee may exercise such rights, subject to the Company receiving satisfactory proof of his or her right to receive the Grant under the Participant's will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may provide, at or after Grant, that a Participant may transfer Nonqualified Stock Options pursuant to a domestic relations order or to family members or other persons or entities according to such terms as the Committee may determine.

      (h) TERMINATION OF EMPLOYMENT; DISABILITY; DEATH

            (i) Unless otherwise determined by the Committee at or after grant, in the event of a Participant's termination of employment (voluntary or involuntary) for any reason other than as provided below, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination or on such accelerated basis as the Committee may determine at or after grant, for a period of three months (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

            (ii) Unless otherwise determined by the Committee at or after grant, if any Participant ceases to be employed by the Company on account of a Termination for Cause by the Company, any Stock Option held by such Participant shall terminate as of the date the Participant ceases to be employed by the Company, and the Participant shall automatically forfeit all Stock underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Participant for such Stock.

            (iii) Unless otherwise determined by the Committee at or after grant, if a Participant's employment by the Company terminates by reason of Disability, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

            (iv) Unless otherwise determined by the Committee at or after grant, if any Participant dies while employed by the Company or within three months after the date on which the Participant ceases to be employed by the Company on account of termination of employment specified in Section 5(h)(i) above (or within such other period of time as may be specified by the Committee), any Stock Option held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

       (i) INCENTIVE STOCK OPTION LIMITATION. The aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company shall not exceed $100,000. An Incentive Stock Option shall not be granted to any person who is not an employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code).

      (j) ISSUANCE OF SHARES . Within a reasonable time after exercise of an Option, the Company shall cause to be delivered to the Participant a certificate for the Stock purchased pursuant to the exercise of the Option.

SECTION 6. STOCK APPRECIATION RIGHTS

      (a) GRANT AND EXERCISE. Stock Appreciation Rights may be granted either separately or in tandem with all or part of any Stock Option granted under the Plan. The provisions of Stock Appreciation Rights awarded under the Plan need not be the same with respect to each Participant. In the case of a Non-Qualified Stock Option, such rights may be granted either at the grant of such Stock Option or at any time thereafter while the Option remains outstanding. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option. The Committee shall establish the base amount of the Stock Appreciation Rights at the time the Stock Appreciation Right is granted. Unless the Committee determines otherwise, the base amount of each Stock Appreciation Right shall be equal to the per share option price of the related Stock Option or, if there is no related Stock Option, the Fair Market Value of a share of Stock as of the date of grant of such Stock Appreciation Right.

            A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

            A Stock Appreciation Right may be exercised by a Participant, in accordance with Section 6(b), by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

      (b) TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

            (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate, if any, shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

            (ii) Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock (as of the date the Stock Appreciation Right is exercised and the related Stock Option is surrendered) over the exercise price of the Stock Appreciation Right, multiplied by the number of shares of Stock in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

            (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under
      Section 5(g) of the Plan.

            (iv) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

SECTION 7. RESTRICTED STOCK

      (a) ADMINISTRATION. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the employees, non-employee directors or Eligible Independent Contractors to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each Participant.

      (b) AWARDS AND CERTIFICATES. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

            (i) The purchase price for shares of Restricted Stock shall be established by the Committee and may be zero.

            (ii) Awards of Restricted Stock may be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock award agreement and paying whatever price (if any) is required under Section 7(b)(i).

            (iii) Each Participant receiving a Restricted Stock award shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

            "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions

            (including forfeiture) of the ChromaVision Medical Systems, Inc. 1996 Equity Compensation Plan and an Agreement entered into between the registered owner and ChromaVision Medical Systems, Inc. Copies of such Plan and Agreement are on file at the offices of ChromaVision Medical Systems, Inc."

            (iv) The Committee shall require that the certificates evidencing such Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

      (c) RESTRICTIONS AND CONDITIONS. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

            (i) Subject to the provisions of this Plan and the Restricted Stock award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, at its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

            (ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3.

            (iii) Subject to the applicable provisions of the Restricted Stock award agreement and this Section 7, upon termination of a Participant's employment with the Company for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant, subject to any payments for such shares as may be provided in the Restricted Stock award agreement.

            (iv) The Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock, based on such factors as the Committee may deem appropriate.

            (v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant promptly.

SECTION 8. WITHHOLDING AND USE OF SHARES TO SATISFY TAX OBLIGATIONS

      (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Participant, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Grants paid in Company Stock, the Company may require the Participant or other person receiving such Stock to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

      (b) Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Company's income tax withholding obligation with respect to a Grant paid in Company Stock by having shares withheld up to an amount that does not exceed the Participant's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

SECTION 9.  AMENDMENTS AND TERMINATION

      The Board may amend or terminate the Plan at any time and from time to time, but no amendment or termination shall be made which would impair the rights of a Participant under a Grant theretofore awarded without the Participant's consent; and provided, further, that the Board shall not amend the Plan without stockholder approval if such approval is required pursuant to the Code or the rules of any national securities exchange or over-the-counter market on which the Company's Stock is then listed or included. Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable tax laws, securities laws and accounting rules, as well as other developments.

SECTION 10. UNFUNDED STATUS OF PLAN

      The Plan is intended to constitute an "unfunded" plan. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

SECTION 11.  GENERAL PROVISIONS

      (a) The Committee may require each person purchasing shares pursuant to a Stock Option or receiving Stock upon the expiration of any Restriction Period under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares for investment and not with a view to distribution thereof and that such Participant will not dispose of such Stock in any manner that would involve a violation of applicable securities laws. In such event no Stock shall be issued to such Participant unless and until the Company is satisfied with such representation. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer under the Securities Act or any state securities law.

            All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities Act, the Exchange Act, any stock exchange or over-the-counter market upon which the Stock is then listed or included, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

      (c) The adoption of the Plan shall not confer upon any Participant any right to continued employment with the Company nor shall it interfere in any way with the right of the Company to terminate its relationship with any of its employees, directors or independent contractors at any time.

       (d) At the time of grant, the Committee may provide in connection with any grant made under this Plan that (i) the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Company any shares that the Participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant; and (ii) the shares of Stock received or to be received as a result of such grant shall be subject to repurchase by the Company upon termination of employment, subject to a repurchase price and such other terms and conditions as the Committee may specify at the time of grant.

      (e) The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment.

      (d) The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

      (e) The Plan shall be governed by and subject to all applicable laws and to the approvals by any governmental or regulatory agency as may be required.

SECTION 12. EFFECTIVE DATE AND TERM OF PLAN

      The Plan shall be effective as of December 12, 1996, subject to the consent or approval of the Company's stockholders. No Stock Option, Stock Appreciation Right or Restricted Stock award shall be granted pursuant to the Plan on or after December 11, 2006, but awards granted prior to such tenth anniversary may extend beyond that date; provided, however, that if the Plan is not approved by the unanimous consent of all stockholders or by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan, within 12 months after said date, the Plan and all Grants awarded hereunder shall be null and void and no additional Grants shall be awarded hereunder.

SECTION 13. INTERPRETATION

       A determination of the Committee as to any question which may arise with respect to the interpretation of the provisions of this Plan or any Grants awarded thereunder shall be final and conclusive, and nothing in this Plan, or in any regulation hereunder, shall be deemed to give any Participant, his legal representatives, assigns or any other person any right to participate herein except to such extent, if any, as the Committee may have determined or approved pursuant to this Plan. The Committee may consult with legal counsel who may be counsel to the Company and shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel.

SECTION 14. GOVERNING LAW.

      With respect to any Incentive Stock Options granted pursuant to the Plan and the agreements thereunder, the Plan, such agreements and any Incentive Stock Options granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Participants under, the Plan, the agreements and any Grants awarded thereunder.

SECTION 15. COMPLIANCE WITH SECTION 16B OF THE EXCHANGE ACT.

      Unless an Insider could otherwise transfer shares of Stock issued hereunder without incurring liability under Section 16b of the Exchange Act, at least six months must elapse from the date of grant of an Option, Stock Appreciation Right or Restricted Stock award to the date of disposition of the Stock issued upon exercise of such Option or Stock Appreciation Right or grant of such Restricted Stock award.